DALE MATHESON CARR-HILTON LABONTE
                              Chartered Accountants
                             #610 - 938 Howe Street
                       Vancouver, British Columbia V6Z 1N9
                                 (604) 682-2778






January 19, 2004



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549


Re:   Stellar Resources Ltd. - Form SB-2/A Registration Statement - Amendment
      No. 6


Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated January 19, 2004, of the following:

o Our report to the Stockholders and Board of Directors of Stellar Resources Ltd. dated August 31, 2003 on the financial statements of the Company as at July 31, 2003 and for the years ended July 31, 2003 and 2002 and for the period April 9, 1999 (inception) to July 31, 2003.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

"Dale Matheson Carr-Hilton LaBonte"

Dale Matheson Carr-Hilton LaBonte
(formerly LaBonte & Co.)
Chartered Accountants
Vancouver, British Columbia